Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Janel Corporation
303 Merrick Road Suite 400
Lynbrook, New York 11563

We consent to the incorporation by reference in Registration Statement No. 333-222791 on Form S-8 of our report dated December 27, 2017, except for the effects of the restatement as previously disclosed which is as of April 30, 2018, relating to the consolidated financial statements of Janel Corporation and Subsidiaries appearing in this Annual Report on Form 10-K of Janel Corporation for the year ended September 30, 2017.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
July 26, 2019